UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 15, 2008, Riverview Bancorp, Inc. issued its earnings release for the quarter ended June 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits

99.1     News Release of Riverview Bancorp, Inc. dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 15, 2008	/s/ Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)

Exhibit 99.1

News Release Dated July 15, 2008

Contacts:       Pat Sheaffer or Ron Wysaske,
Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Inc. Earns $793,000 in First Quarter
Net Loans Increase 15% to $764 Million

Vancouver, WA – July 15, 2008 – Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported that following a $2.75 million addition to its loan loss reserve, net income for the first quarter of fiscal 2009 was $793,000, or $0.07 per diluted share, compared to $2.8 million, or $0.25 per diluted share in the first quarter of fiscal 2008.  The increased loan loss provision is due partly to trends in the risk rating migration of certain loans in the loan portfolio, as well as regional market conditions with regard to the decrease in home and land values.

“During the past several months, changes in the national economy affected our local markets in southwest Washington and metropolitan Portland; however, we do expect our local economy to continue to compare more favorably going forward,” said Pat Sheaffer, Chairman and CEO.  “While loan growth remains robust, we have seen a substantial slowdown in residential real estate sales in all our markets which directly impacted our land development and speculative construction lending portfolio.  We continue to monitor the credit risk and quality of our loan portfolio as well as the current economic market conditions and believe we are well positioned as we move through this difficult period and limit credit losses.  Riverview does not have sub-prime residential real estate in its loan portfolio and does not believe that it has any exposure to sub-prime lending in its Mortgage Backed Securities portfolio.”

Credit Quality

“Our primary emphasis in fiscal 2009 continues to be managing the quality of our loan portfolio,” said Ron Wysaske, President and COO.  “Riverview has resolutely applied a disciplined approach to the loan approval process as well as continuously monitoring our entire loan portfolio for signs of credit deterioration.  Although we have seen an increase in nonperforming loans recently, these problem loans are limited to a few lending relationships and are not a trend in the overall loan portfolio.  We are working closely with our borrowers to help them and are doing everything possible to ensure Riverview is repaid in a timely manner.”  Non-performing assets increased to $23.6 million, or 2.67% of total assets, at June 30, 2008, compared to $8.2 million, or 0.92% of total assets, at March 31, 2008 and $226,000, or 0.03% of total assets, at June 30, 2007.

The increase in non-performing assets consists of twenty loans to sixteen borrowers, which includes six land-acquisition and development loans totaling $16.4 million, three construction loans totaling $2.3 million, two commercial loans totaling $1.2 million and three other real estate mortgage loans totaling $2.4 million.  All of the loans are to borrowers located in Oregon and Washington, with the exception of one land acquisition and development loan totaling $3.5 million to a Washington borrower who has property located in Southern California.  Riverview had $639,000 in other real estate owned (OREO) at the end of June 2008.

The allowance for loan losses, including unfunded loan commitments of $299,000, was $13.4 million, or 1.73% of total loans at quarter end, compared with $11.0 million, or 1.44% of total loans at March 31, 2008, and $9.1 million, or 1.36% of total loans, at June 30, 2007.  Management believes the allowance for loan losses is adequate and appropriate based on its current analysis of the loan portfolio’s credit quality, current economic conditions, and underlying collateral values.  Net loan charge-offs were $330,000, or an annualized rate of 0.17% of total loans, for the quarter ended June 30, 2008.

Operating Results

Net interest income in the first fiscal quarter of 2009 was $8.4 million, down from $8.8 million in the first fiscal quarter a year ago, largely due to interest-bearing assets re-pricing down faster than interest-bearing liabilities as the Federal

Riverview Bancorp, Inc. First Quarter Fiscal 2009 Earnings
July 15, 2008

Reserve cut rates.  For the first quarter of fiscal 2009, the net interest margin was 4.20% compared to 4.41% in the previous linked quarter and 4.83% in the first fiscal quarter a year ago.  “Margin compression remains a challenge for Riverview as well as the entire banking industry, and we expect our margin to remain under pressure during the second half of the calendar year,” said Wysaske.

Non-interest income was $2.2 million for the quarter, compared to $2.3 million for the same quarter a year ago.  “Fee income from Riverview Asset Management Corp. increased 14% compared to the same quarter in the prior year, but was offset by a $263,000 decline in mortgage broker loan fees, reflecting the continued slowdown in the real estate market,” said Wysaske.

Non-interest expense was $6.7 million in the first quarter of fiscal 2009, compared to $6.8 million in the first quarter of fiscal 2008.  Riverview’s efficiency ratio was 63.20% for the first quarter, compared to 60.93% in the first quarter a year ago.  “Last year we increased our infrastructure to accommodate our expanding franchise in Southwest Washington and into Oregon,” said Wysaske.  “During the first quarter, revenues have remained steady, notwithstanding the economic slowdown and real estate problems in our markets.  Operating expenses, likewise, have held firm.  The reduction in net income and earnings per share is directly attributable to increased credit costs,” he continued.

Return on average assets was 0.36% for the first quarter of fiscal 2009, compared to 1.39% for the first quarter of fiscal 2008 and return on average equity was 3.35% for the first quarter, compared to 11.16% for the same quarter last year.

Balance Sheet Growth

“Our focus remains on keeping a well-diversified, high quality loan portfolio despite the current challenging economic environment,” said Sheaffer.  “Although we started our fiscal year at double digit growth, we expect our loan growth for the remainder of the year to be moderate compared to the record setting pace of the past few years as we continue to experience competitive loan pricing in our markets.”  Net loans increased 15% to $764 million at June 30, 2008, compared to $663 million a year ago.  At June 30, 2008, commercial loans accounted for 71% and construction loans accounted for 18% of the total loan portfolio compared to 66% and 24% respectively at June 30, 2007.

“The local housing markets have slowed significantly compared to the last few years and as a result, our one-to-four family real estate construction portfolio is now down to $87 million from $102 million a year ago,” said Wysaske.  “However, population growth in the Southwest Washington and the metropolitan Portland, Oregon area continues to increase faster than the national average, despite the slowing housing market.  We believe this provides an opportunity for us to grow our customer base, as well as our balance sheet, during the remainder of this year.”

“During the quarter we reduced our exposure to real estate construction and shrunk that portfolio to $142 million at quarter-end from $149 million at the end of the linked quarter and $159 million at the end of June 2007,” added Wysaske.  “We should continue to see reductions in our real estate construction portfolio as we focus on other lending opportunities.”

The following table breaks out the composition of commercial and construction loan types based on loan purpose:

Riverview Bancorp, Inc. First Quarter Fiscal 2009 Earnings
July 15, 2008

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE
		Other		Commercial
		Real Estate	Real Estate	& Construction
June 30, 2008	Commercial	Mortgage	Construction	Total
	(Dollars in thousands)
Commercial	$ 110,620	$ -	$ -	$ 110,620
Commercial construction	-	-	54,821	54,821
Office buildings	-	85,386	-	85,386
Warehouse/industrial	-	44,270	-	44,270
Retail/shopping centers/strip malls	-	78,042	-	78,042
Assisted living facilities	-	30,651	-	30,651
Single purpose facilities	-	73,478	-	73,478
Land	-	102,509	-	102,509
Multi-family	-	24,574	-	24,574
One-to-four family	-	-	87,385	87,385
Total	$ 110,620	$ 438,910	$ 142,206	$ 691,736

“We continue to focus on core deposit growth by expanding our commercial banking products,” said Sheaffer.  “Earlier this year we began offering remote deposit capture of checks to selected customers and enhancing our cash management product line.”  Following the payoff of $25.2 million in brokered CDs, Riverview’s total deposits were $629 million at June 30, 2008, compared to $692 million a year ago.  Riverview currently chooses to have no brokered deposits.  Non-interest checking balances represent 12% of total deposits and interest checking balances represent 15% of total deposits.  Core deposits, defined as all deposits excluding certificates of deposit, were $374 million at the end of June 2008, and represent 59% of total deposits.

Total assets increased 6% to $885 million at June 30, 2008, compared to $832 million a year ago.

Shareholders’ Equity

Shareholders’ equity was $92.0 million at June 30, 2008, compared to $99.7 million a year ago.  Book value per share was $8.43 at the end of June 2008, compared to $8.62 a year earlier.  Riverview’s capital position remains strong, and the bank remains “well-capitalized” by regulatory definition.  At June 30, 2008, the total capital ratio was 11.03% compared to 10.99% at March 31, 2008 and 11.09% at June 30, 2007.

About the Company

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor.  With assets of $885 million, it is the parent company of the 85 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp.  There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and four lending centers.  The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives.  These factors include but are not limited to:  RVSB’s ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company’s ability to efficiently manage expenses.  Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Riverview Bancorp, Inc. First Quarter Fiscal 2009 Earnings
July 15, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
June 30, 2008, March 31, 2008 and June 30, 2007
	June 30,	March 31,	June 30,
(In thousands, except share data) (Unaudited)	2008	2008	2007
ASSETS

Cash (including interest-earning accounts of $9,429, $14,238
and $47,085)	$ 28,271	$ 36,439	$ 68,082
Investment securities held to maturity, at amortized cost
(fair value of $536, none and none)	536	-	-
Investment securities available for sale, at fair value
(amortized cost of $7,786, $7,825 and $13,734)	6,876	7,487	13,756
Mortgage-backed securities held to maturity, at amortized
cost (fair value of $767, $892 and $1,150)	762	885	1,135
Mortgage-backed securities available for sale, at fair value
(amortized cost of $4,963, $5,331 and $6,405)	4,915	5,338	6,201
Loans receivable (net of allowance for loan losses of $13,107,
$10,687 and $8,728)	763,631	756,538	663,430
Real estate and other pers. property owned	639	494	-
Prepaid expenses and other assets	2,473	2,679	2,878
Accrued interest receivable	3,080	3,436	3,686
Federal Home Loan Bank stock, at cost	7,350	7,350	7,350
Premises and equipment, net	20,698	21,026	21,155
Deferred income taxes, net	4,799	4,571	4,126
Mortgage servicing rights, net	282	302	347
Goodwill	25,572	25,572	25,572
Core deposit intangible, net	521	556	669
Bank owned life insurance	14,322	14,176	13,753
TOTAL ASSETS	$ 884,727	$ 886,849	$ 832,140

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposit accounts	$ 629,407	$ 667,000	$ 692,168
Accrued expenses and other liabilities	8,034	8,654	9,675
Advance payments by borrowers for taxes and insurance	128	393	162
Federal Home Loan Bank advances	129,760	92,850	5,000
Junior subordinated debentures	22,681	22,681	22,681
Capital lease obligation	2,677	2,686	2,713
Total liabilities	792,687	794,264	732,399

SHAREHOLDERS’ EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
June 30, 2008 – 10,923,773 issued and outstanding;	109	109	115
March 31, 2008 – 10,913,773 issued and outstanding;
June 30, 2007 – 11,566,980 issued and outstanding
Additional paid-in capital	46,826	46,799	56,450
Retained earnings	46,703	46,871	44,379
Unearned shares issued to employee stock ownership trust	(980)	(976)	(1,083)
Accumulated other comprehensive loss	(618)	(218)	(120)
Total shareholders’ equity	92,040	92,585	99,741

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 884,727	$ 886,849	$ 832,140

Riverview Bancorp, Inc. First Quarter Fiscal 2009 Earnings
July 15, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income for the Three Months	Three Months Ended
Ended June 30, 2008 and 2007	June 30,
(In thousands, except share data) (Unaudited)	2008	2007
INTEREST INCOME:
Interest and fees on loans receivable	$13,324	$14,880
Interest on investment securities-taxable	56	172
Interest on investment securities-non taxable	32	38
Interest on mortgage-backed securities	61	91
Other interest and dividends	93	243
Total interest income	13,566	15,424

INTEREST EXPENSE:
Interest on deposits	4,106	6,190
Interest on borrowings	1,093	406
Total interest expense	5,199	6,596
Net interest income	8,367	8,828
Less provision for loan losses	2,750	50

Net interest income after provision for loan losses	5,617	8,778

NON-INTEREST INCOME:
Fees and service charges	1,210	1,427
Asset management fees	624	548
Net gain on sale of loans held for sale	52	91
Loan servicing income	28	39
Bank owned life insurance	146	139
Other	122	58
Total non-interest income	2,182	2,302

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,884	3,968
Occupancy and depreciation	1,233	1,302
Data processing	199	168
Amortization of core deposit intangible	35	42
Advertising and marketing expense	181	282
FDIC insurance premium	114	19
State and local taxes	175	171
Telecommunications	124	104
Professional fees	202	223
Other	520	502
Total non-interest expense	6,667	6,781

INCOME BEFORE INCOME TAXES	1,132	4,299
PROVISION FOR INCOME TAXES	339	1,460
NET INCOME	$793	$2,839

Earnings per common share:
Basic	$0.07	$0.25
Diluted	$0.07	$0.25
Weighted average number of shares outstanding:
Basic	10,677,999	11,391,825
Diluted	10,698,292	11,527,586

Riverview Bancorp, Inc. First Quarter Fiscal 2009 Earnings
July 15, 2008

					At or for the year
	At or for the three months ended June 30,				ended March 31,
	2008		2007		2008
FINANCIAL CONDITION DATA	(Dollars in thousands)
Average interest–earning assets	$800,295		$734,135		$751,023
Average interest-bearing liabilities	698,571		620,930		643,265
Net average earning assets	101,724		113,205		107,758
Non-performing assets	23,596		226		8,171
Non-performing loans	22,957		226		7,677
Allowance for loan losses	13,107		8,728		10,687
Allowance for loan losses and unfunded loan
commitments	13,406		9,110		11,024
Average interest-earning assets to average
interest-bearing liabilities	114.56%		118.23%		116.75%
Allowance for loan losses to
non-performing loans	57.09%		3861.95%		139.21%
Allowance for loan losses to total loans	1.69%		1.30%		1.39%
Allowance for loan losses and
unfunded loan commitments to total loans	1.73%		1.36%		1.44%
Non-performing loans to total loans	2.96%		0.03%		1.00%
Non-performing assets to total assets	2.67%		0.03%		0.92%
Shareholders’ equity to assets	10.40%		11.99%		10.44%
Number of banking facilities	20		19		20

LOAN DATA
Commercial and construction
Commercial	$110,620	14.24%	$90,896	13.52%	$109,585	14.28%
Other real estate mortgage	438,910	56.51%	350,219	52.10%	429,422	55.97%
Real estate construction	142,206	18.31%	158,598	23.60%	148,631	19.37%
Total commercial and construction	691,736	89.06%	599,713	89.22%	687,638	89.62%
Consumer
Real estate one-to-four family	81,625	10.51%	67,815	10.09%	75,922	9.90%
Other installment	3,377	0.43%	4,630	0.69%	3,665	0.48%
Total consumer	85,002	10.94%	72,445	10.78%	79,587	10.38%

Total loans	776,738	100.00%	672,158	100.00%	767,225	100.00%

Less:
Allowance for loan losses	13,107		8,728		10,687
Loans receivable, net	$763,631		$663,430		$756,538

Riverview Bancorp, Inc. First Quarter Fiscal 2009 Earnings
July 15, 2008

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE
		Other		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
June 30, 2008	(Dollars in thousands)
Commercial	$110,620	$-	$-	$110,620
Commercial construction	-	-	54,821	54,821
Office buildings	-	85,386	-	85,386
Warehouse/industrial	-	44,270	-	44,270
Retail/shopping centers/strip malls	-	78,042	-	78,042
Assisted living facilities	-	30,651	-	30,651
Single purpose facilities	-	73,478	-	73,478
Land	-	102,509	-	102,509
Multi-family	-	24,574	-	24,574
One-to-four family	-	-	87,385	87,385
Total	$110,620	$438,910	$142,206	$691,736

March 31, 2008
Commercial	$109,585	$-	$-	$109,585
Commercial construction	-	-	55,277	55,277
Office buildings	-	88,106	-	88,106
Warehouse/industrial	-	39,903	-	39,903
Retail/shopping centers/strip malls	-	70,510	-	70,510
Assisted living facilities	-	28,072	-	28,072
Single purpose facilities	-	65,756	-	65,756
Land	-	108,030	-	108,030
Multi-family	-	29,045	-	29,045
One-to-four family	-	-	93,354	93,354
Total	$109,585	$429,422	$148,631	$687,638

					At the year
	At the three months ended June 30,				ended March 31,
	2008		2007		2008
	(Dollars in thousands)
DEPOSIT DATA
Interest checking	$94,536	15.02%	$161,299	23.30%	$ 102,489	15.37%
Regular savings	26,822	4.26%	27,849	4.02%	27,401	4.11%
Money market deposit accounts	175,364	27.86%	240,251	34.71%	189,309	28.38%
Non-interest checking	77,721	12.35%	81,512	11.78%	82,121	12.31%
Certificates of deposit	254,964	40.51%	181,257	26.19%	265,680	39.83%
Total deposits	$629,407	100.00%	$692,168	100.00%	$ 667,000	100.00%

Riverview Bancorp, Inc. First Quarter Fiscal 2009 Earnings
July 15, 2008

	At or for the three		At or for the year
	months ended June 30,		ended March 31,
SELECTED OPERATING DATA	2008	2007	2008
	(Dollars in thousands, except share data)
Efficiency ratio (4)	63.20%	60.93%	63.40%
Efficiency ratio net of intangible amortization	62.62%	60.34%	62.78%
Coverage ratio (6)	125.50%	130.19%	125.77%
Coverage ratio net of intangible amortization	126.16%	131.00%	126.47%
Return on average assets (1)	0.36%	1.39%	1.04%
Return on average equity (1)	3.35%	11.16%	8.92%
Average rate earned on interest-earned assets	6.81%	8.44%	8.09%
Average rate paid on interest-bearing liabilities	2.99%	4.26%	4.00%
Spread (7)	3.82%	4.18%	4.09%
Net interest margin	4.20%	4.83%	4.66%

PER SHARE DATA
Basic earnings per share (2)	$ 0.07	$ 0.25	$ 0.79
Diluted earnings per share (3)	0.07	0.25	0.79
Book value per share (5)	8.43	8.62	8.48
Tangible book value per share (5)	6.01	6.32	6.06
Market price per share:
High for the period	$ 9.790	$ 16.280	$ 16.280
Low for the period	7.420	13.690	9.930
Close for period end	7.420	13.690	9.980
Cash dividends declared per share	0.090	0.110	0.420

Average number of shares outstanding:
Basic (2)	10,677,999	11,391,825	10,915,271
Diluted (3)	10,698,292	11,527,586	11,006,673

(1)	Amounts are annualized.
(2)	Amounts calculated exclude ESOP shares not committed to be released.
(3)	Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest bearing liabilities.

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